As filed with the Securities and Exchange Commission on June 16, 2025

Registration No. 333-281205

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FORTIS INC.

(Exact name of registrant as specified in its charter)

Newfoundland and Labrador, Canada (State or other jurisdiction of incorporation or organization)	98-0352146 (I.R.S. Employer Identification No.)

Fortis Place, Suite 1100 5 Springdale Street St. John’s, Newfoundland and Labrador Canada (709) 737-2800 (Address of Principal Executive Offices)	A1E 0E4 (Zip Code)

ITC Savings & Investment Plan

(Full title of plan)

FortisUS Inc.

c/o The Corporation Trust Company
Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

(302) 658-7581

(Name, address and telephone number, including area code, of agent for service)

with copies to:

James R. Reid

Executive Vice President, Sustainability and Chief Legal Officer

Fortis Inc.

Fortis Place, Suite 1100

5 Springdale Street

St. John’s, Newfoundland and Labrador, Canada

A1E 0E4

(709) 737-2800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (the “Amendment”) to that certain Registration Statement No. 333-281205 on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on August 2, 2024 (together, the “Registration Statement”), is being filed by Fortis Inc. (the “Registrant”) to amend and supplement Item 3 of the Registration Statement in order to also incorporate by reference into the Registration Statement all documents subsequently filed by the ITC Savings & Investment Plan (the “Plan”) after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Except as described herein, this Amendment does not update, amend or modify any other information, statement or disclosure contained in the Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The last paragraph of Item 3 of the Registration Statement is hereby amended and restated as follows:

All documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing. Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document, which also is, or is deemed to be, incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The Exhibit Index attached to this Amendment is incorporated herein by reference as the list of exhibits.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. John’s, Province of Newfoundland and Labrador, Country of Canada, on June 16, 2025.

FORTIS INC.

By:	/s/ Jocelyn H. Perry
Name:	Jocelyn H. Perry
Title:	Executive Vice President, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in their respective capacities and on the dates indicated

Name	Title	Date

/s/ David G. Hutchens	President and Chief Executive Officer, Director	June 16, 2025
David G. Hutchens	(Principal Executive Officer)

/s/ Jocelyn H. Perry	Executive Vice President, Chief Financial Officer	June 16, 2025
Jocelyn H. Perry	(Principal Financial Officer and Accounting Officer)

*	Chairman of the Board of Directors	June 16, 2025
Jo Mark Zurel

*	Director	June 16, 2025
Tracey C. Ball

*	Director	June 16, 2025
Pierre J. Blouin

*	Director	June 16, 2025
Lawrence T. Borgard

*	Director	June 16, 2025
Maura J. Clark

	Director	June 16, 2025
Gregory Knight

*	Director	June 16, 2025
Margarita K. Dilley

*	Director	June 16, 2025
Julie A. Dobson

*	Director	June 16, 2025
Lisa L. Durocher

Signature Page  to Form S-8 POS

*	Director	June 16, 2025
Gianna M. Manes

*	Director	June 16, 2025
Donald R. Marchand

* By:	/s/ Jocelyn H. Perry
Name: Jocelyn H. Perry
Title: Attorney-in-fact

Date: June 16, 2025

Signature Page  to Form S-8 POS

The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on June 16, 2025.

ITC SAVINGS & INVESTMENT PLAN

By:	/s/ Matthew A. Dills
Name:	Matthew A. Dills
Title:	Vice President of Human Resources and Chief Human Resources Officer of ITC Holdings Corp.

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Post-Effective Amendment No. 1, solely in the capacity of the duly authorized representative of Fortis Inc. in the United States, on June 16, 2025.

FORTISUS INC.

By:	/s/ David G. Hutchens
Name:	David G. Hutchens
Title:	President and Chief Executive Officer

Plan Signature Page to Form S-8 POS

Exhibit Index

Exhibit	Description
4.1*	Articles of Continuance of Fortis Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-4 filed with the Commission on March 17, 2016)
4.2*	Bylaws of Fortis Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form F-4 filed with the Commission on March 17, 2016)
4.3*	Advance Notice Bylaw No. 2 of Fortis Inc. (incorporated by reference to Exhibit 99.1 of the Registrant’s Form 6-K filed with the Commission on January 9, 2020)
4.4*	Form of Specimen Common Share Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form F-4 filed with the Commission on March 17, 2016)
4.5*	ITC Savings & Investment Plan – Fidelity Pre-Approved Defined Contribution Plan, restated as of September 21, 2021
4.6*	First Amendment to the ITC Savings & Investment Plan, effective January 1, 2022
4.7*	Second Amendment to the ITC Savings & Investment Plan, effective November 15, 2022
4.8*	Third Amendment to the ITC Savings & Investment Plan, effective January 1, 2024
4.9*	Fourth Amendment to the ITC Savings & Investment Plan, effective April 1, 2024
4.10*	Fifth Amendment to the ITC Savings & Investment Plan, effective June 17, 2024
4.11*	Sixth Amendment to the ITC Savings & Investment Plan, effective September 16, 2024
5.1*	Opinion of Dykema Gossett PLLC with respect to the compliance of the ITC Savings & Investment Plan with the Employee Retirement Income Security Act of 1974
23.1*	Consent of Dykema Gossett PLLC (contained in the opinion filed as Exhibit 5.1 above)
23.2	Consent of Deloitte LLP
24.1*	Power of Attorney

* Previously filed